UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2015

SUNSHINE HEART, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35312 (Commission File Number)	68-0533453 (IRS Employer Identification No.)

12988 Valley View Road

Eden Prairie, Minnesota  55344

(Address of principal executive offices)  (Zip Code)

(952) 345-4200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment and Compensatory Arrangement of Ms. Claudia Drayton.  Effective January 5, 2015, Claudia Drayton was appointed as Chief Financial Officer and Secretary of Sunshine Heart, Inc. (the “Company”).  Prior to joining the Company, Ms. Drayton spent 15 years at Medtronic, Inc., a $17 billion global leader in the medical device industry. During her tenure at Medtronic, Ms. Drayton held multiple senior managerial finance positions, culminating with an assignment in Europe serving as Chief Financial Officer of the Peripheral Vascular Business (2010-2012) and most recently, as Chief Financial Officer and Senior Finance Director of the Integrated Health Solutions Business (2012-2014). In these capacities, Ms. Drayton’s responsibilities and experiences included profitability management, strategic planning, mergers and acquisitions, planning and forecasting, and implementation of financial best practices. Before joining Medtronic, Ms. Drayton was an Audit and Business Advisory Manager at Arthur Andersen for seven years. She holds an MBA from the University of Minnesota’s Carlson School of Management, a BS from the University of Mary Hardin-Baylor and is a Certified Public Accountant (inactive).

Ms. Drayton will receive an annual base salary of $240,000 and be eligible to receive a bonus of up to 25% of her annual base salary, as well as a performance bonus based upon mutually agreed-upon objectives.  In addition, as a material inducement to Ms. Drayton’s entering into employment with the Company, effective January 5, 2015, the Compensation Committee of the Company’s Board of Directors granted Ms. Drayton an option to purchase 110,000 shares of the Company’s common stock at a per share exercise price equal to the closing sales price for the Company’s common stock on January 5, 2015, as quoted on the Nasdaq Capital Market.  The option has a ten-year term and vests over a period of four years, with 25% vesting on each of the first, second, third and fourth anniversaries of the date of grant, provided Ms. Drayton’s employment is continuing on each such date, and subject to acceleration or forfeiture upon the occurrence of certain events.

Ms. Drayton’s option was issued pursuant to the Company’s New-Hire Equity Incentive Plan, as amended by the First Amendment to New-Hire Equity Incentive Plan, which were filed with the Securities and Exchange Commission (the “SEC”) on August 8, 2013 as Exhibit 10.1 to the Form 10-Q for the quarterly period ended June 30, 2013 and on November 12, 2013 as Exhibit 10.1 to the Form 10-Q for the quarterly period ended September 30, 2013, respectively, and are incorporated herein in their entireties by reference.  Ms. Drayton and the Company entered into a stock option grant notice and option agreement in the forms previously filed with the SEC on November 12, 2013 as Exhibit 10.2 to the Form 10-Q for the quarterly period ended September 30, 2013 and incorporated herein in their entireties by reference.

Also in connection with Ms. Drayton’s appointment as Chief Financial Officer of the Company, Ms. Drayton and the Company entered into an indemnity agreement in the form previously filed with the SEC on September 30, 2011 as Exhibit 10.1 to the Registration Statement on Form 10 and incorporated herein in its entirety by reference.  In addition, Ms. Drayton and the Company entered into a change in control agreement, which is filed as Exhibit 10.1 hereto and incorporated herein in its entirety by reference.

Departure and Compensatory Arrangement of Mr. Jeffrey S. Mathiesen.  In a separation and release agreement entered into by and between the Company and Mr. Jeffrey S. Mathiesen, the Company’s prior Chief Financial Officer and Secretary, Mr. Mathiesen and the Company agreed upon terms relating to Mr. Mathiesen’s separation from the Company, which was effective January 5, 2015.  Under the separation and release agreement, Mr. Mathiesen agreed to a full release of claims and other terms.  The Company also entered into a seven-month consulting agreement with Mr. Mathiesen, commencing January 5, 2015, under which Mr. Mathiesen will provide consulting services to the Company in exchange for payment of $10 per month of service, as well as continued vesting of Mr. Mathiesen’s outstanding equity awards during the term of the consulting agreement.  In addition, the Company has agreed to pay Mr. Mathiesen the aggregate sum of $141,594.83; to use commercially reasonable efforts to cause Mr. Mathiesen to be included as a beneficiary under any insurance policy pursuant to which Mr. Mathiesen was covered as an officer prior to his separation from the Company; to pay 100% of the cost of premiums for continued health insurance coverage under federal COBRA law during the seven-month period following Mr. Mathiesen’s separation from the Company, provided Mr. Mathiesen timely elects such coverage and does not become eligible to receive health insurance coverage from another employer group health plan; and to reimburse Mr. Mathiesen for reasonable expenses incurred in connection with services performed under both the consulting agreement and the separation and release agreement.  The Company’s payment of all severance and consulting compensation is contingent on Mr. Mathiesen’s continued compliance with the non-disparagement, confidentiality, non-compete and non-solicitation clauses in the agreements, as well as all other terms.

Departure and Compensatory Arrangement of Dr. William S. Peters.  In a termination and release agreement entered into by and among the Company, WSP Trading Limited (“WSP”) and Dr. William S. Peters, the Company’s prior Chief Technical Officer, WSP, Dr. Peters and the Company agreed upon terms relating to WSP’s and Dr. Peters’ separation from the Company, which was effective January 1, 2015.  Under the termination and release agreement, WSP and Dr. Peters agreed to a full release of claims and other terms.  The Company also entered into a two-year consulting agreement with WSP and Dr. Peters, commencing January 1, 2015, under which WSP and Dr. Peters will provide consulting services to the Company in exchange for payment of $18,000 per month for the first twelve months, and $400 per hour of work performed thereafter, as well as continued vesting of Dr. Peters’ outstanding equity awards during the term of the consulting agreement.  In addition, the Company has agreed to pay Dr. Peters $24,157.44 as a bonus for 2014, and to reimburse Dr. Peters for reasonable expenses incurred in connection with services performed under both the consulting agreement and the termination and release agreement.  The Company’s payment of all severance and consulting compensation is contingent on WSP’s and Dr. Peters’ continued compliance with the non-disparagement, confidentiality, non-compete and non-solicitation clauses in the agreements, as well as all other terms.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Change in Control Agreement dated January 5, 2015 by and between Sunshine Heart, Inc. and Claudia Drayton

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 7, 2015	SUNSHINE HEART, INC.

	By:	/S/ DAVID A. ROSA
	Name:	David A. Rosa
	Title:	Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description
10.1	Change in Control Agreement dated January 5, 2015 by and between Sunshine Heart, Inc. and Claudia Drayton